Exhibit 99.1

SDCL EDGE ACQUISITION CORPORATION

BALANCE SHEET
NOVEMBER 2, 2021

	November 2, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$2,705,537	$—		$2,705,537
Prepaid expenses	26,727	—		26,727
Total current assets	2,732,264	—		2,732,264

Cash held in trust account	176,750,000	24,952,460	(a)	201,951,985
		(499,049)	(b)
		748,574	(d)
TOTAL ASSETS	$179,482,264	$25,201,985		$204,684,249

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,451	$—		$4,451
Accrued offering costs	447,225	—		447,225
Due to Sponsor	35,803	—		35,803
Total current liabilities	487,479	—		487,479

Warrant liabilities	16,660,000	733,603	(d)	18,616,273
		1,222,670	(a)
Deferred underwriting fee payable	6,125,000	873,336	(c)	6,998,336
Total Liabilities	23,272,479	2,829,608		26,102,088

Commitments
Class A ordinary shares subject to possible redemption; 19,995,246 shares at redemption value at $10.10 per share	176,750,000	23,729,789	(a)	201,951,985
		(474,596)	(b)
		(830,543)	(c)
		2,694,293	(e)
		83,041	(g)

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 19,995,246 shares subject to possible redemption)	—	—		—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 4,998,811 issued and outstanding (1)	503	(3)	(f)	500
Additional paid-in capital	—	14,971	(d)	—
		(14,971)	(e)
Accumulated deficit	(20,540,718)	(24,453)	(b)	(23,370,324)
		(42,793)	(c)
		(2,679,322)	(e)
		3	(f)
		(83,041)	(g)
Total Shareholders’ Deficit	(20,540,215)	(2,829,609)		(23,369,824)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$179,482,264	$25,201,985		$204,684,249

(1)	Includes up to 656,250 Class B ordinary shares subject to repurchase by the Company if the over-allotment option is not exercised in full or in part by the underwriter. The underwriters partially exercised their over-allotment option on November 16, 2021. As a result of the underwriters’ partial exercise of the over-allotment option, the Company repurchased and cancelled 32,439 Founders Shares. No other Founder Shares remain subject to forfeiture.

The accompanying notes are an integral part of the financial statement.

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SDCL EDGE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENT
(UNAUDITED)

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited pro forma financial statement presents the balance sheet of SDCL EDGE Acquisition Corporation (the “Company”) as of November 2, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on November 16, 2021 as described below.

On November 2, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 17,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $175,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,250,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to SDCL EDGE Sponsor LLC (the “Sponsor”), Sustainable Investors Fund, LP (“SIF”), and Seaside Holdings (Nominee) Limited (“Seaside” and together with the Sponsor and SIF, the “Purchasers”), generating gross proceeds of $8,250,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On November 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,495,246 Units (the “Over-Allotment Units”), generating gross proceeds of $24,952,460, and incurred $499,049 in cash underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 748,574 warrants (the “Over-Allotment Warrants”) at a purchase price of $1.00 per warrant in a private placement to the Purchasers, generating gross proceeds of $748,574.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Units, and the sale of the Over-Allotment Warrants, a total of $201,951,985 ($10.10 per Unit) was placed in a U.S.-based trust account.

In addition, the Sponsor agreed to forfeit up to 656,250 Class B ordinary shares (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. As a result of the underwriters’ partial exercise of the over-allotment option, the Company repurchased and cancelled 32,439 Founders Shares. No other Founder Shares remain subject to forfeiture.

Pro forma adjustments to reflect the partial exercise of the Underwriters’ over-allotment option described above are as follows:

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SDCL EDGE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENT
(UNAUDITED)

	Pro forma entries
(a)	Cash held in trust account	$24,952,460
	Warrant liabilities		$1,222,671
	Class A ordinary shares subject to possible redemption		$23,729,789
	To record sale of 2,495,246 Over-allotment Units at $10.00 per Unit

(b)	Accumulated Deficit	$24,453
	Class A ordinary shares subject to possible redemption	$474,596
	Cash held in trust account		$499,049
	To record payment of 2% of cash underwriting fee on overallotment option

(c)	Accumulated Deficit	$42,793
	Class A ordinary shares subject to possible redemption	$830,543
	Deferred underwriting fee payable		$873,336
	To record additional deferred underwriting fee on overallotment option

(d)	Cash held in trust account	$748,574
	Warrant liabilities		$733,603
	Additional paid-in capital		$14,971
	To record purchase of 748,574 Private Placement Warrants at $1.00 per warrant

(e)	Additional paid-in-capital	$14,971
	Accumulated deficit	$2,679,322
	Class A ordinary shares subject to possible redemption		$2,694,293
	To record accretion of Class A common stock subject to redemption

(f)	Class B Ordinary shares	$3
	Accumulated deficit		$3
	To record surrender of 32,439 Founder Shares

(g)	Accumulated deficit	$83,041
	Class A ordinary shares subject to possible redemption		$83,041
	To reduce a portion of the excess of fair value of the Founder shares purchased by Anchor investors

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